UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2011

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 15, Sohu.com Internet Plaza

No. 1 Unit Zhongguancun East Road, Haidian District

Beijing 100084

People’s Republic of China

(011) 8610-6272-6666

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Completion of Sale of 17173 Business to Changyou.com

On December 15, 2011, the registrant (“Sohu”) completed its previously announced sale of the business of 17173.com, a leading game information portal in China (the “17173 Business”), to Changyou.com Limited, an indirect majority-owned subsidiary of the registrant (“Changyou”).

The sale was made pursuant to a Master Transaction Agreement (the “Transaction Agreement”), dated as of November 29, 2011, between, on the one hand, Sohu and certain of its subsidiaries and variable interest entities as Sellers, and, on the other hand, Changyou and certain of its subsidiaries and variable interest entities as Buyers. A brief description of the terms and conditions of the Transaction Agreement may be found in the registrant’s Current Report on Form 8-K filed with the SEC on December 1, 2011, which description is qualified in its entirety by reference to the full text of the Transaction Agreement filed as Exhibit 10.1 thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: December 15, 2011	SOHU.COM INC.

	By:	/s/ Carol Yu
Carol Yu
Co-President and Chief Financial Officer

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